UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 9, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Teligent, Inc. (the “Company”) approved the Teligent, Inc. Change in Control Severance Policy (the “Policy”).  The purpose of the Policy is to provide certain Company employees, including the Company’s named executive officers, with certain compensation and other benefits in the event of a termination of employment by the Company (or its acquirer or successor) without Cause or by such employee for Good Reason (as such terms are defined in the Policy) that occurs during such employee’s Change of Control Protection Period (as such term is defined in the Policy).

In the event of a Qualifying Termination (as such term is defined in the Policy), the Policy makes available benefits to the participants in a tiered approach, with the nature of the benefits provided based upon the seniority of the position such participant occupies.  Upon a Qualifying Termination, the Company’s named executive officers will receive (i) base salary continuation payments for a period of twelve months following the Qualifying Termination; (ii) a prorated portion of the target bonus for the year in which the Qualifying Termination occurs (the “Prorated Bonus”); (iii) an amount equal to the target annual bonus and (iv) continued medical, dental and vision coverage under COBRA, which ceases after twelve months or when the individual becomes covered by another employer program, whichever occurs first.  As more fully described in the Policy, upon a Qualifying Termination other participants will receive (i) base salary continuation payments for a period ranging from three months to twelve months (with certain participants entitled to additional base salary continuation payments based upon years of service to the Company); (ii) a Prorated Bonus; (iii) for certain participants, an amount equal to the target annual bonus and (iv) continued medical, dental and vision coverage under COBRA for periods ranging from six months to twelve months (or ceasing earlier if such participant becomes covered by another employer program).

In each case, receipt of any compensation or benefits under the Policy is subject to the participant’s execution of a general release of claims in favor of the Company, its successors and affiliates, and each of their officers, directors and employees.  In the event a participant has beached any duty of confidentiality, non-solicitation or non-competition owing to the Company, the participant will forfeit all further benefits payable under the Policy and will, at the Committee’s direction, be required to repay to the Company any benefits previously received under the Policy.

The foregoing description of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Teligent, Inc. Change in Control Severance Policy, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: January 15, 2020	By:	/s/ Jason Grenfell-Gardner
		Name:	Jason Grenfell-Gardner
		Title:	Chief Executive Officer